UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2025

Cineverse Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31810	22-3720962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 W. 35th St. Suite 500, #947
New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 206-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A COMMON STOCK, PAR VALUE $0.001 PER SHARE	CNVS	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2025, Cineverse Corp. (the “Company”) entered into an employment agreement with Mark Lindsey (the “Lindsey Employment Agreement”). The Lindsey Employment Agreement is effective as of September 14, 2025 and supersedes the prior employment agreement between the Company and Mr. Lindsey. The Lindsey Employment Agreement has a term ending on September 13, 2027 with an automatic one-year renewal unless either party provides written notice to the other no later than ninety (90) days prior to the expiration of the initial term.

Pursuant to the Lindsey Employment Agreement, Mr. Lindsey will continue to serve as Chief Financial Officer of the Company. The Lindsey Employment Agreement also provides that Mr. Lindsey will receive an annual base salary of $350,000 and will be eligible for (i) a target bonus opportunity under the Company's Management Annual Incentive Plan ("MAIP") (the “Target Bonus”) of $175,000 consistent with goals established from time to time by the Compensation Committee, and (ii) under the Company's 2017 Equity Incentive Plan (the “Plan”), restricted stock units for 71,699 shares of Common Stock. Mr. Lindsey will also be entitled to participate in all benefit plans and programs that the Company provides to its senior executives.

The Lindsey Employment Agreement provides that, in the event of a termination without Cause (as defined in the Lindsey Employment Agreement) or a resignation for Good Reason (as defined in the Lindsey Employment Agreement), Mr. Lindsey shall be entitled to payment of 12 months’ base salary at the time of termination. In the event of, on or after September 14, 2025 and during the Term, and within two (2) years after a Change in Control (as defined in the Plan), a termination without Cause (other than due to death or disability), a resignation for Good Reason, or upon notice by the Company that it does not wish to renew the Term (as defined in the Lindsey Employment Agreement) (“CIC Termination”), then in lieu of receiving the amounts described above, Mr. Lindsey would be entitled to receive a lump sum payment equal to two times the sum of (a) his then-current annual Base Salary and (b) his Target Bonus under the MAIP for the year of termination.

The foregoing description of the Lindsey Employment Agreement is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibits 10.1.

Item 9.01 Financial Statements and Exhibits.

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement between Cineverse Corp. and Mark Lindsey dated as of September 23, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 29, 2025	By:	/s/ Gary S. Loffredo
		Name: Title:	Gary S. Loffredo Chief Legal Officer, Secretary and Senior Advisor